UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 13, 2012

THOMPSON CREEK METALS COMPANY INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-33783	98-0583591
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

26 West Dry Creek Circle
Suite 810
Littleton, Colorado 80120

(Address of Principal Executive Offices)

(303) 761-8801

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 1.01               Entry into a Material Definitive Agreement.

Copper Concentrate Sales Agreement with Glencore Ltd.

On August 13, 2012, Terrane Metals Corp. (“Terrane”), a wholly-owned subsidiary of the Company, entered into a Copper Concentrate Sales Agreement (the “Glencore Agreement”) with Glencore Ltd. (“Glencore”) whereby Terrane, among other things, agreed to sell to Glencore copper-gold-silver concentrate produced by Terrane at its Mt. Milligan mine, which is currently under construction in British Columbia, Canada (the “Mine”).

The term of the Glencore Agreement commences on the date the Mine begins commercial production, and terminates at the end of the third full calendar year thereafter.  During the initial partial year of the term and the first full calendar year thereafter, the annual quantity of concentrate which Glencore will purchase from Terrane will be 30% of annual production in each such year (subject to a maximum of 40,000 dry metric tons (“DMT”)), and approximately 40,000 DMT in each of the two calendar years thereafter.

Payment for the concentrate will be based on the agreed copper, gold and silver content of the parcels delivered to Glencore pursuant to the terms of the Glencore Agreement, less smelting and refining charges and certain other deductions, if applicable.  Pricing will be determined by reference to specified published reference prices during the applicable quotation periods set forth in the Glencore Agreement.  The copper smelting and refining charges will be negotiated in good faith and agreed by the parties for each contract year based on terms generally acknowledged as industry benchmark terms.  The gold and silver refining charges are as specified in the Glencore Agreement.

Glencore will make a 90% provisional payment for concentrate no later than twenty-five business days after the bill of lading date.  The provisional payment will be based on Terrane’s weights and assays, and on metals pricing, at the time of shipment.  Final settlement will be made within five business days after Terrane has submitted its final invoice to Glencore after all final prices and weights and assays have been determined in accordance with the Glencore Agreement.

The foregoing description of the Glencore Agreement is qualified in its entirety by reference to the Glencore Agreement.  The Company plans to file the Glencore Agreement as an exhibit to its next periodic report and plans to seek confidential treatment of certain terms in the Glencore Agreement at such time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMPSON CREEK METALS COMPANY INC.

	By:	/s/ Wendy Cassity
Date: August 16, 2012	Name:	Wendy Cassity
	Title:	Vice President, General Counsel and Secretary